UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2019

Twenty-First Century Fox, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-852-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

Release of Guarantee

As previously disclosed by Twenty-First Century Fox, Inc. (“21CF”) on its Current Report on Form 8-K filed January 25, 2019, Fox Corporation (“FOX”) closed on that date an offering of $6.8 billion in aggregate principal amount of Notes (as defined below) (the “Notes Offering”). The Notes Offering consisted of five tranches of senior unsecured notes, including: (i) $750.0 million in aggregate principal amount of 3.666% Senior Notes due 2022 (the “2022 Notes”), (ii) $1.25 billion in aggregate principal amount of 4.030% Senior Notes due 2024 (the “2024 Notes”), (iii) $2.0 billion in aggregate principal amount of 4.709% Senior Notes due 2029 (the “2029 Notes”), (iv) $1.25 billion in aggregate principal amount of 5.476% Senior Notes due 2039 (the “2039 Notes”) and (v) $1.55 billion in aggregate principal amount of 5.576% Senior Notes due 2049 (the “2049 Notes” and, collectively with the 2022 Notes, the 2024 Notes, the 2029 Notes and the 2039 Notes, the “Notes”). The Notes were offered and sold only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.  Prior to the distribution of all of the issued and outstanding common stock of FOX to the holders of the outstanding shares of 21CF class A common stock, par value $0.01 per share, and 21CF class B common stock, par value $0.01 per share (other than holders of the shares held by subsidiaries of 21CF), on a pro rata basis (the “Distribution”), the Notes were fully and unconditionally guaranteed by 21CF on a senior unsecured basis. Upon the consummation of the Distribution, 21CF’s guarantee was automatically released, and thereafter, the Notes will solely be the obligations of FOX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 20, 2019	By:	/s/ James Kapenstein
Name: James Kapenstein
Title: Senior Vice President